Exhibit 99.1

CONTACTS:	NEWS RELEASE

Media Relations:	Investor Relations:
Brett Kerr	Bryan Kimzey
713-830-8809	713-830-8775
brett.kerr@calpine.com	bryan.kimzey@calpine.com
Calpine Closes $1.6 Billion First Lien Term Loan
Refinances Existing Term Loan, Reducing Interest Rate and
Extending Debt Maturity Profile
(HOUSTON, Texas) — May 28, 2015 – Calpine Corp. (NYSE: CPN) announced today that it has closed on a $1.6 billion first lien term loan (“Term Loan”). The Term Loan, which amortizes at a rate of 1% per year, bears interest at LIBOR plus 2.75% per annum (subject to a LIBOR floor of 0.75%) and matures in 2022.

Calpine utilized the proceeds of the Term Loan to retire approximately $1.6 billion remaining on its 2018 first lien term loan which bore interest at a rate of LIBOR plus 3% per annum (subject to a LIBOR floor of 1%).

“This refinancing demonstrates our continued ability to opportunistically access the capital markets to execute on value-enhancing opportunities,” said Stacey Peterson, Calpine’s Treasurer and Vice President, Finance. “As a result of this transaction, we have reduced our annual interest expense and extended our debt maturity profile by four years.”

Morgan Stanley, Goldman Sachs, Mitsubishi, Barclays and RBC acted as lead arrangers on the transaction.

About Calpine
Calpine Corporation is America’s largest generator of electricity from natural gas and geothermal resources.  Our fleet of 87 power plants in operation or under construction represents nearly 27,000 megawatts of generation capacity.  Serving customers in 18 states and Canada, we specialize in developing, constructing, owning and operating natural gas-fired and renewable geothermal power plants that use advanced technologies to generate power in a low-carbon and environmentally responsible manner. Our clean, efficient, modern and flexible fleet is uniquely positioned to benefit from the secular trends affecting our industry, including the abundant and affordable supply of clean natural gas, stricter environmental regulation, aging power generation infrastructure and the increasing need for dispatchable power plants to successfully integrate intermittent renewables into the grid. We focus on competitive wholesale power markets and advocate for market-driven solutions that result in nondiscriminatory forward price signals for investors. Please visit www.calpine.com to learn more about why Calpine is a generation ahead - today.

Forward-Looking Information
In addition to historical information, this release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities

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Calpine Closes $1.6 Billion First Lien Term Loan
May 28, 2015

Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Words such as “believe,” “intend,” “expect,” “anticipate,” “plan,” “may,” “will,” “should,” “estimate,” “potential,” “project” and similar expressions identify forward-looking statements. Such statements include, among others, those concerning expected financial performance and strategic and operational plans, as well as assumptions, expectations, predictions, intentions or beliefs about future events. You are cautioned that any such forward-looking statements are not guarantees of future performance and that a number of risks and uncertainties could cause actual results to differ materially from those anticipated in the forward-looking statements. Please see the risks identified in this release or in Calpine’s reports and registration statements filed with the Securities and Exchange Commission, including, without limitation, the risk factors identified in its Annual Report on Form 10-K for the year ended Dec. 31, 2014. These filings are available by visiting the Securities and Exchange Commission’s website at www.sec.gov or Calpine’s website at www.calpine.com. Given the risks and uncertainties surrounding forward-looking statements, you should not place undue reliance on these statements. Many of these factors are beyond our ability to control or predict. Our forward-looking statements speak only as of the date of this release. Actual results or developments may differ materially from the expectations expressed or implied in the forward-looking statements, and, other than as required by law, Calpine undertakes no obligation to update any such statements, whether as a result of new information, future events, or otherwise.

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